UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 21, 2005

AMSOUTH BANCORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-7476	63-0591257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

AMSOUTH CENTER

1900 FIFTH AVENUE NORTH

BIRMINGHAM, ALABAMA 35203

(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (205) 320-7151

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective April 21, 2005, the Board of Directors of AmSouth Bancorporation (the “Company”) granted 7,600 stock options to each of the Company’s non-employee directors pursuant to the Company’s Stock Option Plan for Outside Directors (the “Plan”). The options have an exercise price equal to the fair market value of AmSouth’s common stock on April 21, 2005, the date the options were granted. The options vest in three equal annual installments beginning in 2006.

A copy of the Plan is attached as Appendix E to the Company’s Proxy Statement, dated March 10, 2004, for the Annual Meeting of Shareholders held on April 15, 2004, as filed with the Securities and Exchange Commission on March 15, 2004. Each grant of stock options under the Plan will be evidenced by a written agreement (a “Stock Option Agreement”), which must comply with the terms and conditions set out in the Plan. A copy of the form of Stock Option Agreement used in connection with the Plan is included with this current report on Form 8-K as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

10.1	Form of Stock Option Grant Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSOUTH BANCORPORATION

By:	/s/ Carl L. Gorday
Name:	Carl L. Gorday
Title	Assistant Secretary

Date: April 26, 2005